As filed with the Securities and Exchange Commission on November 21, 2012
Form S-8 Registration Statement No. 333-64495
Form S-8 Registration Statement No. 333-125863
Form S-8 Registration Statement No. 333-149882

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8 Registration Statement No. 333-64495
Form S-8 Registration Statement No. 333-125863
Form S-8 Registration Statement No. 333-149882

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2890	33-1084375
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

204 Edison Way
Reno, Nevada 89502
(775) 856-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1998 Altair International Inc. Stock Option Plan
Altair Nanotechnologies Inc. 2005 Stock Incentive Plan (Amended and Restated)
(Full title of the plan)

Stephen B. Huang
204 Edison Way
Reno, Nevada 89502
(775) 856-2500
with a copy to:
Bryan T. Allen, Esq.
Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah 84111
Phone: (801) 257-7963
Facsimile: (801) 532-7750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
▪ Options to purchase Common Stock ▪ Common Stock, $.001 par value	(1) (1)	(1) (1)	(1) (1)	(1) (1)
(1)
No additional securities are to be registered, and the registration fee was pad upon filing of the original Registration Statements on Form S-8 (File Nos. 333-64495, 333-125863 and 333-149882.   No additional registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statements No.  333-64495, 333-125863, and 333-149882 (the “Registration Statements”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”) by Altair Nanotechnologies Inc., a Delaware corporation (“Altair Delaware”), as the successor to Altair Nanotechnologies Inc., a Canadian corporation (“Altair Canada”).  Effective May 15, 2012, Altair Canada changed its jurisdiction of incorporation from Canada to the State of Delaware by means of a domestication (the “Domestication”) under Section 188 of the Canada Business Corporations Act and Section 388 of the Delaware General Corporation Law.  Altair Delaware expressly adopts the Registration Statements, as modified by this Amendment, as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”).  For the purposes of this Amendment and the Registration Statements, references to the “Company,” “Altair,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, Altair Canada and, as of any time after the Domestication, Altair Delaware.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 30, 2012, as amended by Amendment No. 1 on April 30, 2012;*

(2)	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May11, 2012, August 10, 2012 and November 14, 2012;*

(3)
The Registrant’s Current Reports on Form 8-K filed with the SEC on January 11, 2012, January 19, 2012, February 23, 2012, April 5, 2012, April 24, 2012, May 7, 2012, May 14, 2012, June 21, 2012, July 10, 2012, August 13, 2012, August 22, 2012, September 13, 2012, October 24, 2012, November 8, 2012 and November 21, 2012 (excluding any information that is furnished pursuant to Item 2.02 or 7.01 and related Exhibits);* and

(4)	The description of the Common Shares of the Registrant contained in its Amendment No. 4 on Form 10/A filed with the SEC on July 9, 2012.*

* File No. 001-12497.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Altair Delaware's bylaws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the DGCL. The Company expects to enter into revised indemnification agreements with its directors in connection with the domestication providing the directors contractual rights to indemnification, and expense advance and reimbursement, to the fullest extent permitted under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Altair Delaware has been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Altair Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemptions from Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

See the Exhibit Index following the signature page hereof.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to these Registration Statements to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statements;

(iii) Include any additional or changed information on the plan of distribution.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into these Registration Statements.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in these Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Altair Nanotechnologies Inc. has duly caused these Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on November 21, 2012.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Stephen Huang
Stephen Huang
Chief Financial Officer

ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Alexander Lee and Stephen Huang, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alexander Lee	Chief Executive Officer and Director	November 21, 2012
Alexander Lee	(Principal Executive Officer and authorized representative of the Registrant in the United States)

/s/ Stephen B. Huang	Chief Financial Officer and Secretary (Principal Financial and	November 21, 2012
Stephen B. Huang	Accounting Officer)

/s/ Yincang Wei	Chairman of the Board	November 21, 2012
Yincang Wei

/s/ Guohua Sun	Director	November 21, 2012
Guohua Sun

/s/ Liming Zou	Director and President	November 21, 2012
Liming Zou

/s/ Jun Liu	Director	November 21, 2012
Jun Liu

/s/ Frank Zhao	Director	November 21, 2012
Frank Zhao

/s/ Hong Guo	Director	November 21, 2012
Hong Guo

EXHIBIT INDEX

Item 8. List of Exhibits.

Exhibit No.	Description	Incorporated by Reference/ Filed Herewith

4.1	Certificate of Incorporation	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2012. *

4.2	Bylaws	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2012. *

4.3	Form of Common Stock Certificate	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2012. *

4.4	Revised Amended and Restated Shareholder Rights Plan dated May 31, 2012 with Registrar and Transfer Company	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2012. *

5	Opinion of Parr Brown Gee and Loveless, PC re the legality of the securities registered	Filed herewith.

10.1	1998 Altair International Inc. Stock Option Plan***	Incorporated by reference to the Company’s Definitive Proxy Statement on Form 14A filed with the SEC on May 12, 1998.*

10.2	2005 Stock Incentive Plan (Amended and Restated) **	Incorporated by reference to the Company's Annual Report on Form 10-K filed with the SEC on March 13, 2007. *

10.3	Standard Form of Stock Option Agreement under 2005 Stock Incentive Plan**	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2007.**

10.4	Standard Form of Stock Option Agreement for Executives under 2005 Stock incentive Plan **	Incorporated by reference to the Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008. **

23.1	Consent of Crowe Horwath LLP	Filed herewith.
23.2	Consent of Parr Brown Gee & Loveless, PC	Included in Exhibit 5.
23.3	Consent of Perry-Smith LLP	File herewith
24	Powers of Attorney	Included in the Signature Page hereof.

* SEC File No. 1-12497.
** Indicates management contract or compensatory plan or arrangement.